UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2021

LOCKHEED MARTIN CORPORATION
(Exact name of registrant as specified in its charter)

Maryland		1-11437	52-1893632
(State or other jurisdiction		(Commission file number)	(I.R.S. Employer
of incorporation)			Identification No.)

6801 Rockledge Drive
Bethesda,	Maryland		20817
(Address of principal executive offices)			(Zip Code)
(301) 897-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1 par value	LMT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 29, 2021, Lockheed Martin Corporation (“Lockheed Martin” or the “Corporation”) announced that Marillyn A. Hewson, Lockheed Martin’s current Executive Chairman, has informed the Board of Directors of her intention to not stand for re-election and to retire as Executive Chairman and as a member of the Board on March 1, 2021. Ms. Hewson has agreed to remain an employee of the Corporation in a non-executive officer capacity in the position of Strategic Advisor to the Chief Executive Officer through February 28, 2022. On January 28, 2021, the Board elected President and Chief Executive Officer, James D. Taiclet, to serve as Chairman, President and Chief Executive Officer, effective March 1, 2021.
Following the recommendation of the Management Development and Compensation Committee (“Compensation Committee”), on January 28, 2021, the Board approved the following compensation for Ms. Hewson for her service as Strategic Advisor to the Chief Executive Officer, effective March 1, 2021:
•Annual base salary of $900,000;
•Ms. Hewson will not be eligible for an annual incentive for 2021 performance and will not receive any equity or long-term incentive performance awards in 2021. While she remains an employee, she will continue to vest in outstanding long-term incentive awards in accordance with their existing terms;
•Continued participation as an employee in the savings, health, disability and life insurance benefit plans and programs in which she is currently a participant; and
•Eligible for an annual executive physical, home office support, professional memberships, continued use of corporate aircraft and continued security based on assessed risk to Ms. Hewson, while she remains an employee of the Corporation. Consistent with current practice, to the extent that such personal security is taxable, the Corporation will provide a tax gross-up sufficient to make Ms. Hewson whole.
The foregoing summary is qualified in its entirety by reference to the terms and conditions of the Transition Agreement dated as of January 28, 2021 between Lockheed Martin and Ms. Hewson, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.
A copy of the press release announcing these actions is filed as Exhibit 99.1 to this Current Report on Form 8-K.
Also on January 28, 2021, the Board elected Mr. Gregory M. Ulmer, age 56, as Executive Vice President, Aeronautics, effective February 1, 2021. Mr. Ulmer has served as Acting Executive Vice President, Aeronautics since December 1, 2020 and as Vice President and General Manager, F-35 Lightning II Program since March 2018. Prior to that he served as Vice President, F-35 Aircraft Production business unit from March 2016 to March 2018. He previously served as Vice President of Operations for Advanced Development Programs, also known as Skunk Works®, from January 2014 to March 2016.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1	Transition Agreement dated January 28, 2021 between Marillyn A. Hewson and Lockheed Martin Corporation.

99.1	Press Release of Lockheed Martin Corporation dated January 29, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lockheed Martin Corporation
(Registrant)

Date: January 29, 2021	By:	/s/ Kerri R. Morey
Kerri R. Morey
Vice President and Associate General Counsel